UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, the Board of Directors (the “Board”) of Cleco Corporation (“the Company”) approved an amendment to the Cleco Corporation Executive Severance Plan (“Executive Plan”) to be effective following compliance with provisions under the Executive Plan requiring notice of any amendments to affected employees.  The amendment modifies the definition of “Good Reason” under the Executive Plan in two ways. First, the amendment modifies the definition of “Good Reason” to include language providing that “in no event shall a Covered Executive’s authority, duties or responsibilities be deemed to be reduced as a consequence of or related to the Company ceasing to be a publicly listed company.”  Second, the amendment deleted from the definition of “Good Reason” the following clause: “or such executive has reasonably determined that, as a result of a change in circumstances that materially affects his or her employment with the Company, he or she is unable to exercise the authority, power, duties and responsibilities assigned to him or her immediately before the commencement of such period.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

10.1 Text of the Amendment to the Cleco Corporation Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: October 24, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Text of the Amendment to the Cleco Corporation Executive Severance Plan